UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois		60067
(Address of principal executive offices)		(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 17, 2011, Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Amendment No. 2 to Employment and Non-Competition Agreement with Mark S. Heaney (the “Employment Agreement Amendment”). The Employment Agreement Amendment amends that certain Amended and Restated Employment and Non-Competition Agreement, dated as of May 6, 2008, as amended September 30, 2009 (the “Employment Agreement”).

The Employment Agreement provided that Mr. Heaney would be employed for a term of four years expiring on September 19, 2011. Pursuant to the Employment Agreement Amendment, Mr. Heaney and Addus HealthCare agreed to extend the term of Mr. Heaney’s employment for an additional one year term, effective on September 19, 2011 and ending on September 19, 2012. Further, the Employment Agreement Amendment includes an automatic renewal provision that provides for Mr. Heaney’s employment to be extended for successive one year terms, unless either party provides notice of its intention not to renew the Employment Agreement at least thirty days prior to the expiration of the then current employment term.

The other terms of the Employment Agreement remain unchanged. The Employment Agreement was filed with the Securities and Exchange Commission on July 17, 2009 as Exhibit 10.2 to Addus HomeCare Corporation’s Registration Statement on Form S-1 and incorporated by reference herein.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement Amendment attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

The Company currently has the benefit of an accommodation from the lenders under the credit facility governed by that certain Loan and Security Agreement, dated as of November 2, 2009, among the borrowers set forth therein, Fifth Third Bank, as agent, the financial institutions from time to time parties thereto, and the Company, as guarantor (as amended, the “Credit Facility”), pursuant to which the Company is permitted to add back approximately $1.8 million to adjusted EBITDA for the purpose of determining availability under the revolving credit portion of the Credit Facility. Unless this accommodation is extended, it will terminate on January 31, 2012. The effect of the add-back is to increase availability by approximately $5.8 million. The Company has not needed to take advantage of this accommodation with respect to its borrowings under the Credit Facility, and does not expect the termination of this accommodation to be adverse to its results of operations.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Amendment No. 2 to Employment and Non-Competition Agreement, dated November 17, 2011, by and between Addus HealthCare, Inc. and Mark S. Heaney

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: November 23, 2011	By:	/s/ Dennis B. Meulemans
Name: Dennis B. Meulemans
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Amendment No. 2 to Employment and Non-Competition Agreement, dated November 17, 2011, by and between Addus HealthCare, Inc. and Mark S. Heaney